                                                                    Exhibit 10.2

                               SUB-SUBLEASE AGREEMENT
                                   BY AND BETWEEN
                 RISK CAPITAL REINSURANCE COMPANY, SUB-SUBLANDLORD
                                        AND
         BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED, AS SUB-SUBTENANT

     THIS SUB-SUBLEASE AGREEMENT (the "Sub-Sublease" or the "Agreement") is made and entered into as of this 30th day of April, 1997 by and between Risk Capital Reinsurance Company, having a place of business at 20 Horseneck Lane, Greenwich CT 06830 ("Sub-Sublandlord") and Bank of Ireland Asset Management (U.S.) Limited, having a place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830 ("Sub-Subtenant").


                                 W I T N E S S E T H:


     WHEREAS, by Lease dated April 8, 1982 (the "Over Lease", a copy of which is attached hereto as SCHEDULE A), Horseneck Associates as Landlord ("Over Landlord") leased to The Coca-Cola Bottling Company of New York, Inc., as Tenant ("Prime Tenant") the Building and Land (as defined in the Over Lease), commonly known as 20 Horseneck Lane, Greenwich, Connecticut.

     WHEREAS, by Sublease Agreement dated March 18, 1996 (the "Sublease", a copy of which is attached hereto as SCHEDULE B), the Prime Tenant, as Sublandlord, sub-leased to Sub-Sublandlord the entire said Building and Land (which for the purposes of the Sublease and also for the purposes of this Sub-Sublease are defined as the "Subleased Premises").

     WHEREAS, Sub-Subtenant desires to sub-sublet from Sub-Sublandlord a portion of the Subleased Premises, which portion consists of that area of the first floor of the Building, consisting of approximately 6431 rentable square feet and more particularly shown in outline on the floor plan annexed hereto as SCHEDULE C and made a part hereof (said portion being hereinafter referred to as the "BOI Space").

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublandlord and Sub-Subtenant, intending to be legally bound hereby, agree as follows:


     SECTION 1. DEMISE. Sub-Sublandlord hereby leases to Sub-Subtenant and Sub-Subtenant hereby leases from Sub-Sublandlord the BOI Space, subject to the terms and provisions hereof.

     SECTION 2. TERM. The term of this Sub-Sublease (the "Term") shall commence on the date (the "Commencement Date"), that the Sub-Sublandlord and Sub-Subtenant have received the Consent (as hereinafter defined) and Sub-Sublandlord has delivered exclusive possession of the BOI Space to Sub-Subtenant vacant and Sub-Sublandlord's property removed such that same is ready for the commencement of the Sub-Subtenant's Work, and shall terminate on the day next preceding the "Expiration Date", as defined in the Sublease (said prior date, the "Expiration Date" herein) unless the Expiration Date herein is accelerated due to other provisions contained in this Sub-Sublease, or in the Over Lease or in the Sublease.

     SECTION 3. MINIMUM RENT. Except as otherwise provided herein to the contrary, throughout the Term, Sub-Subtenant shall pay Sub-Sublandlord, without setoff or deduction, base rent for the BOI Premises ("Minimum Rent") which Minimum Rent shall be payable, in successive twelve (12) month periods starting from the Commencement Date (each a "Lease Year"), as follows:

     Lease Years 1, 2 and 3   $225,085.00 per year     $18,757.08 per month
     Lease Years 4, 5 and 6   $231,516.00 per year     $19,293.00 per month

     Notwithstanding the foregoing, Minimum Rent shall not be chargeable hereunder and shall be abated until the date that Sub-Subtenant receives a certificate of occupancy from the Town of Greenwich for the Sub-Subtenant's Work (as hereinafter defined) and commences its business operations in the BOI Space, or June 23, 1997, whichever is earlier (the "Rent Commencement Date").

     In addition to Minimum Rent, Sub-Subtenant shall pay to Sub-Sublandlord additional rent ("Additional Rent") as follows:

     (a) OPERATING EXPENSES: Pursuant to the Sublease, the Sub-Sublandlord is obligated to pay to the Prime Tenant amounts to cover Operating Expenses for each Operating Year after the Operating Expense Base, all as defined in the Sublease. For purposes of this Agreement, Operating Expenses shall also include costs incurred by Sub-Sublandlord for cleaning services and security personnel provided for the benefit of the Subleased Premises. Further, Sub-Sublandlord and Sub-Subtenant agree that for purposes of this Agreement, Operating Expense Base shall be the calendar year 1997, and Operating Year shall mean twelve
          (12) month period following the Operating Expense Base, commencing January 1 st and ending December 31st and the final period commencing the January 1st immediately preceding the Expiration Date and ending on the Expiration Date. Sub-Subtenant agrees to pay to Sub-Sublandlord as Additional Rent in the same manner as provided in the Sublease, an amount equal to Sub-Subtenant's pro-rata share of 15.72% (the "Pro-Rata Share") of any increases in Operating Expenses over the Operating Expense Base.

     (b) TAXES: Pursuant to the Sublease, Sub-Sublandlord is obligated to pay to Prime Tenant amounts to cover increases in Taxes over the Base Tax Amount, as defined in the Sublease. Sub-Sublandlord and Sub-Tenant agree that for purposes of this Agreement, the Base Tax Amount shall mean Taxes incurred during Tax Year July 1, 1997 through June 30, 1998. Commencing July 1, 1998, Sub-Subtenant shall pay, in the same manner as provided in the Sublease, as

          Additional Rent for each subsequent Tax Year, all or any portion of which Tax Year shall be within the Term of this Agreement, the Sub-Subtenant's Pro-Rata Share of the amount by which the Taxes for such Tax Year Exceed the Base Tax Amount.

     (c) ELECTRICITY: Commencing on and as of the Rent Commencement Date, Sub-Subtenant shall pay to Sub-Sublandlord, in equal monthly payments and in the same manner as Minimum Rent, Additional Rent in the sum of $11,254.25 per year for "electrical services", as defined in the Sublease.

Except as otherwise provided herein to the contrary, all payments by Sub-Subtenant of Minimum Rent shall be due and payable in advance on the first day each month during the Term hereof, at the office of Sub-Sublandlord, or such other place as the Sub-Sublandlord may designate in writing from time to time, with payments in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or expiration or prior termination of this Lease. Sub-Subtenant shall pay the first full monthly installment of Minimum Rent upon the execution of this Sub-Sublease, which shall be credited against the first monthly installment, or portion thereof, due hereunder.
Except for electricity which shall be paid in the manner provided in subparagraph 3(c) hereinabove, payments of Additional Rent shall be made within ten (10) days after Sub-Subtenant's being billed therefor. Sub-Subtenant shall be entitled to the same audit, billing, reimbursement and dispute rights as are applicable to Sub-Sublandlord in the Sublease.

     SECTION 4. SECURITY DEPOSIT. Upon execution of this Agreement, Sub-Subtenant shall deposit with Sub-Sublandlord the sum of $37,514.16 (the "Security Deposit"). The Security Deposit shall be held by Sub-Sublandlord as security for the faithful performance and observance by Sub-Subtenant of the terms and conditions of this Sub-Sublease. Paragraph 20 of the Sublease is hereby incorporated herein by reference with the same force and effect as if it was fully set forth herein, provided that any reference therein to "Sublandlord" shall be deemed to refer to Sub-Sublandlord and any reference therein to "Subtenant" shall be deemed to refer to Sub-Subtenant.

     SECTION 5. POSSESSION. Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Subtenant has inspected the BOI Space and the Building and hereby agrees to accept the same "as is", without any warranties, representations or obligations, express or implied, on the part of Sub-Sublandlord to perform any maintenance, repair, alteration, improvements, work or other services thereto, except as may be set forth herein.
Sub-Subtenant acknowledges that, except as may be specifically provided in this Sub-Sublease, Sub-Sublandlord has made no representations or warranties with respect to either the BOI Space or the Building or the condition thereof.

     SECTION 6. DELAYS. Notwithstanding anything to the contrary contained in this Sub-Sublease, if Sub-Sublandlord is unable to deliver possession of the BOI Space for any reason beyond the reasonable control of Sub-Sublandlord, Sub-Sublandlord shall not be subject to any claims, damages or liabilities whatsoever, nor shall this Sub-Sublease be void or voidable (except as otherwise provided in this Sub-Sublease), nor shall the Expiration Date be extended.

     SECTION 7. FIT-UP AND ALLOWANCE. Sub-Subtenant shall not make any alterations, or additions to the BOI Space without first complying with the applicable provisions of the Overlease and Sublease, included but not limited to, obtaining any required approval of the Over Landlord, and the Prime Tenant. In addition, any such alterations and improvements are subject to the approval of the Sub-Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed. Except for the "Sub-Sublandlord's Work" (as hereinafter defined) which shall be completed by Sub-Sublandlord by the Rent Commencement Date, Sub-Subtenant hereby agrees, at its cost, to perform all interior fit-up work within the BOI Space necessary to prepare the BOI Space for Sub-Subtenant's initial use and occupancy (the "Sub-Subtenant's Work") and, in consideration therefor, Sub-Sublandlord shall contribute to Sub-Subtenant the sum of $192,930.00 which sum shall be paid in the manner set forth in sub-paragraph g of Paragraph 6 of the Sublease, except Sub-Subtenant shall pay all architectural and related fees. Sub-Subtenant agrees to perform all such Sub-Subtenant's Work in accordance with the requirements of Paragraph 6 of the Sublease applicable to Sub-Sublandlord and to provide all documents and other information and material applicable to Sub-Sublandlord pursuant to sub-paragraph g of said Paragraph 6 of the Sublease, at such times and in such manner as to enable Sub-Sublandlord to fully comply with all obligations of said Paragraph 6 in a timely and satisfactory manner. Upon request of Sub-Subtenant, which request shall be made in writing, on or before the Commencement Date, Sub-Sublandlord agrees to contribute an additional sum of $64,310.00 towards Sub-Subtenant's improvements as aforesaid, provided, however, that such amount shall be added to the Minimum Rent set forth in Section 3 of this Agreement by adding the sum of $15,607.11 toward the Minimum Rent for each Lease Year during the Term. Sub-Sublandlord and Sub-Subtenant shall have the same rights and remedies regarding the construction allowance specified in this Sub-Sublease as the Prime Tenant and Sub-Sublandlord have, respectively, regarding the construction allowance under the Sublease.

     SECTION 8. SUBORDINATION; INCORPORATION. (a) This Sub-Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations set forth in the Sublease. Except as otherwise expressly provided in this Sub-Sublease, all words and phrases which are capitalized herein shall have the same meanings ascribed to them in the Sublease. Except as otherwise expressly provided herein, all of the terms, provisions, conditions and obligations contained in the Sublease are incorporated herein and made a part hereof, Sub-Sublandlord being substituted for the Sublandlord and Sub-Subtenant being substituted for the Subtenant and references to this Sub-Sublease being substituted for references to the Sublease; provided, however that Sub-Subtenant shall not be obligated to pay for or perform Sub-Sublandlord's obligations under the Sublease, except as otherwise provided herein, and Sub-Sublandlord shall not be required or obligated to perform any of the duties or obligations of

Sublandlord under the Sublease, unless specified to the contrary herein, and Sub-Sublandlord shall not be liable to Sub-Subtenant for any failure in performance by the Prime Tenant of any term, provision or covenant contained in the Sublease, not caused by Sub-Sublandlord's default; and provided further that, notwithstanding anything contained herein to the contrary, the following provisions of the Sublease shall not be deemed incorporated in or made a part of this Sub-Sublease, but only to the extent that they are inconsistent with the provisions of this Sub-Sublease: Paragraph 1, 2, 3, 4, 5, 6 (Sub-paragraph g.), 11, 16, 18, 29, 21 and 31.


     (b) It is specifically understood and agreed, notwithstanding any contrary or inconsistent provision contained in this Sub-Sublease, that, with the exception of cleaning service and security services for the Building and any repairs (except as to the BOI Space), which Sub-Sublandlord is required to perform pursuant to paragraph 11 (k) of the Sublease, all work, maintenance, repairs, construction and other services (collectively, the "Services") to be made and/or furnished to the BOI Space or the Building or to any appurtenances thereof (including the parking areas and dining facilities) pursuant to the provisions of the Sublease shall be provided by the Prime Tenant. To the extent that such Services are not provided in accordance with the Sublease, Sub-Sublandlord agrees, upon receipt of Sub-Subtenant's notice specifying the nature of any such interruption or failure of the Services, to attempt diligently to obtain such Services on behalf of Sub-Subtenant, as soon as reasonably possible under the circumstances.

     SECTION 9.  SURRENDER; COVENANTS AND REPRESENTATIONS OF SUB-SUBTENANT.
Upon the Expiration Date or sooner termination of this Sub-Sublease, Sub-Subtenant shall quit and surrender the BOI Space in reasonably good order and repair, reasonable wear and tear and damage by casualty excepted and in accordance with all of the applicable terms and conditions of the Sublease. Notwithstanding anything to the contrary contained herein, Sub-Subtenant shall not do anything in, about or with respect to the BOI Space or the Building which will constitute a default under the Sublease or the Over Lease or under this Sub-Sublease, or fail to do anything which Sub-Subtenant is obligated to do under the terms hereof which would constitute a default under the Sublease or the Over Lease or hereunder. Sub-Subtenant hereby agrees to indemnify, defend and hold Sub-Sublandlord harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, with limitation, reasonable attorneys' fees) arising in connection with Sub-Subtenant's use or occupancy of the BOI Space, the negligence or misconduct of Sub-Subtenant or Sub-Subtenant's agent's, employees, contractors or visitors or arising from or in connection with Sub-Subtenant's breach of its obligations or representations under this Sub-Sublease, the Sublease or the Over Lease, as they relate to the BOI Space or the Building. In the event of any breach hereunder by Sub-Subtenant, Sub-Sublandlord shall have all of the rights and remedies available to the Prime Tenant under the Sublease, or at law or equity, as if such breach occurred thereunder.

     SECTION 10. INSURANCE. Sub-Subtenant shall comply, with respect to the BOI Space and for the benefit of Sub-Sublandlord and the Prime Tenant, with all insurance requirements and obligations of Sub-Sublandlord under the provisions of the Sublease, except that the liability insurance coverage for Sub-Subtenant shall be a minimum of $1,000,000.00.

     SECTION 11. ASSIGNMENT; SUBLETTING. Sub-Subtenant shall not assign, mortgage or otherwise pledge or encumber this Sub-Sublease or any interest hereunder, nor shall Sub-Subtenant sublet all or any part of the BOI Space, nor allow the BOI Space or any part thereof to be occupied by anyone other than Sub-Subtenant, without obtaining the prior written consent of Sub-Sublandlord in each instance and without otherwise complying with all of the provisions relating to assignment and subletting in the Sublease, Over Lease and this Sub-Sublease. If Sub-Subtenant requests Sub-Sublandlord's consent to an assignment of this Sub-Sublease or a subletting of all or any part of the BOI Space, Sub-Subtenant shall submit to Sub-Sublandlord the name of the proposed assignee or subtenant, the nature of its business and such information as to its financial responsibility and standing as Sub-Sublandlord may reasonably require. Upon the receipt of such request and information from Sub-Subtenant, Sub-Sublandlord shall have the option, to be exercised in writing within thirty
(30) days after such receipt, to cancel and terminate this Sub-Sublease, if the request is to assign this Sub-Sublease or to sublet all of the BOI Space or, if the request is to sublet a portion, to cancel and terminate this Sub-Sublease with respect to such portion only (but Sub-Sublandlord shall in no event have any right to so cancel and terminate with respect to any subletting or assignment to any affiliate, subsidiary or parent entity of Sub-Subtenant, or any entity controlling or under common control with Sub-Subtenant, Sub-Sublandlord hereby consenting to any subleases or assignments to such parties, provided that any such sublet or assignment shall not relieve, release, impair or discharge any of Sub-Subtenant's obligations hereunder). If Sub-Sublandlord exercises its option to terminate this Sub-Sublease or portion thereof as aforesaid, this Sub-Sublease, or portion thereof, as the case may be, shall terminate on the date on which such proposed sublease was to become effective with the same effect as if such date were the Expiration Date, and Sub-Subtenant shall surrender possession of the entire BOI Space, or the portion which is the subject of the option, as the case may be, in accordance with the provisions of this Sub-Sublease relating to surrender of the BOI Space on the Expiration Date. If this Sub-Sublease shall be canceled as to a portion of the BOI Space only, the Minimum Rent and Additional Rent payable by Sub-Subtenant under this Sub-Sublease shall be abated proportionately according to the ratio that the number of square feet in the space surrendered bears to the total square feet in the BOI Space.

     In the event Sub-Sublandlord shall not exercise the option to terminate as aforesaid then Sub-Sublandlord's consent to such request shall not be unreasonable withheld, conditioned or delayed. If the consent of Sub-Sublandlord is obtained, then the provisions of paragraph 16(e) of the Sublease shall apply with the exception of the last sentence thereof.

     SECTION 12. BROKERS. Sub-Sublandlord and Sub-Subtenant hereby warrant and represent to each other that they have dealt with no brokers or agents in connection with this Sub-Sublease, other than New England Land Company, Ltd. and McCarthy, O'Callaghan Company, Inc. Sub-Sublandlord and Sub-Subtenant hereby agree to indemnify, defend and hold the other party harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, with limitation, reasonable attorneys' fees) arising or resulting from the indemnifying party's breach or alleged breach of its warranty and representation contained in this Section. The provisions of this Section shall survive the expiration or sooner termination of the Term. Sub-Sublandlord shall pay any commissions which may be owed to such named brokers pursuant to separate agreement(s).

     SECTION 13. PARKING. During the Term, at no extra charge, Sub-Subtenant shall be entitled to use, a total of twenty-one (21) of the parking spaces provided in the existing parking facility upon the Land, of which seven (7) shall be reserved for Sub-Subtenant's exclusive use in the garage in the locations shown on SCHEDULE D annexed hereto and made a part hereof, the remainder of which shall be provided in the existing outdoor parking area on a non-reserved, unassigned basis. The aforesaid parking spaces shall be used by Sub-Subtenant solely in connection with its use of the BOI Space. Sub-Sublandlord shall be entitled, from time to time, to impose and enforce reasonable rules and regulations regarding the use by all Building tenants of the said parking space.

     SECTION 14. DIRECTORY. During the Term, at no extra charge, Sub-Subtenant shall be entitled to have one listing in the building directory in the lobby of the Building for tenants of the Building.

     SECTION 15. NOTICES. All notices, demands and requests under this Sub-Sublease shall be in writing and shall be sent by personal delivery or by United States registered or certified mail, postage prepaid, return receipt requested, and addressed follows:


     To Sub-Sublandlord:      Risk Capital Reinsurance Company
                              20 Horseneck Lane
                              Greenwich CT  06830
                              Attn:  Peter Appel, Esq.

     With a Copy to:          Fogarty Cohen Selby & Nemiroff LLC
                              88 Field Point Road
                              Greenwich Connecticut  06830
                              Attn:  Steven W. Russo, Esq.

     To Sub-Subtenant:        Bank of Ireland Asset Management (US) Limited
     (Prior to the Rent       Two Greenwich Plaza
     Commencement Date)       Greenwich, Connecticut  06830
                              Attn:  Rosemary Mahon
                                   Senior Vice-President Business Management

     (After the Rent
     Commencement Date)       Bank of Ireland Asset Management (US) Limited
                              20 Horseneck Lane
                              Greenwich, Connecticut  06830
                              Attn:  Rosemary Mahon
                                   Senior Vice-President Business Management

     With a Copy to:          Cummings & Lockwood
                              Two Greenwich Plaza
                              Greenwich, Connecticut  06836
                              Attn:  Jonathan B. Mills, Esq.

     Either party may, by notice given to the other party, designate a new address to which notices, demands and requests shall be sent and, thereafter, any of the foregoing shall be sent to the address most recently designated by such party. Notices, demands and requests which shall be served upon Sub-Sublandlord or Sub-Subtenant in the manner aforesaid shall be deemed to have been served or given for all purposes under this Sub-Sublease at the time such notice, demand or request shall be personally delivered or three (3) business days after having been deposited in any post office or branch post office regularly maintained by the United States Postal Service.

     SECTION 16. CONSENT. This Sub-Sublease and the Sub-Subtenant's Work are subject to and conditioned upon the Sub-Sublandlord's and Sub-Subtenant's obtaining the fully executed written consent thereto of the Prime Tenant (the "Consent"). Sub-Sublandlord and Sub-Subtenant each agree that upon execution of this Sub-Sublease, they will proceed with due diligence to obtain such Consent. In the event that either Sub-Sublandlord is unable to obtain such Consent in substantially the form annexed hereto as EXHIBIT A, or if such Consent is refused, within forty-five (45) days after the execution and delivery of this Sub-Sublease (the "Cancellation Date"), then either party may, by written notice to the other party given at any time after said forty-five (45) days and prior to the granting of such Consent, terminate and cancel this Sub-Sublease and thereupon Sub-Sublandlord shall promptly return any sums paid by Sub-Subtenant to Sub-Sublandlord pursuant hereto, upon receipt of which both parties shall be released and relieved of all their obligations hereunder.

     SECTION 17.  DELAY IN COMMENCEMENT DATE; RENT COMMENCEMENT DATE.

     (a) If the Commencement Date has not occurred within fifteen (15) days of the date of this Sub-Sublease and such delay has not been caused by Sub-Subtenant, its agents, employees, contractors or subcontractors, and provided Sub-Subtenant has otherwise obtained all of the permits and approvals required in order to commence the Sub-Subtenant's Work, then the Rent Commencement Date shall be delayed on a PER DIEM basis for each day of delay in excess of said fifteen (15) days. Notwithstanding the foregoing, the Sub-Sublandlord shall have the option in its sole discretion at any time, by written notice to Sub-Subtenant (the "Access Notice"), to provide Sub-Subtenant with access to the BOI Space for the purpose of commencing the Sub-Subtenant's Work prior to the Commencement Date, in which event the Rent Commencement Date shall be delayed on a PER DIEM date of this Sub-Sublease. In the event Sub-Sublandlord gives the Access Notice and the Sub-Subtenant commences the Sub-Subtenant's Work and the parties are unable to obtain the Consent or the Consent is refused by the Cancellation Date, then this Sub-Sublease may be terminated in accordance with Paragraph 16 of this Sub-Sublease except that Sub-Sublandlord shall also reimburse Subtenant for such amounts as Sub-Subtenant shall have expended or incurred in connection with the Sub-Subtenant Work from the date of the Access Notice to the Cancellation Date.

     (b) If the performance of Sub-Subtenant's Work to the BOI Space (or the issuance of a certificate of occupancy therefor) is delayed by any genuine delay caused by Sub-Sublandlord (or Sub-Sublandlord's agents, employees, contractors or subcontractors)(such as, without limitation, the Sub-Sublandlord's failure to perform or complete any legally required means of access/egress to the BOI Space or the Building required by governmental authorities, the parties acknowledging that Sub-Sublandlord has been advised that no such separate access/egress work shall be required at this time, except as set forth on EXHIBIT B) then in such event the Rent Commencement Date of June 23, 1997 shall be delayed on a PER DIEM basis for each such day of delay. Sub-Subtenant acknowledges and agrees that the Sub-Sublandlord's Work set forth on EXHIBIT B is being performed by the same contractor performing the Sub-Subtenant's Work and that said contractor has advised Sub-Subtenant that the Sub-Sublandlord's Work has been integrated into the schedule for the Sub-Subtenant's Work and is not expected to delay the completion of the Sub-Subtenant's Work.

     (c) Sub-Sublandlord and Sub-Subtenant shall each use diligent, good faith efforts to have the Commencement Date occur as soon as is reasonable possible, and in any event by the date which is fifteen (15) days after the date of this Sub-Sublease. Both parties shall reasonably cooperated with each other in connection therewith. In the event of any disputes in connection with the Commencement Date, the Rent Commencement Date or the performance (or non-performance) of Sub-Subtenant's Work or Sub-Sublandlord's Work, either party shall have the right to submit such dispute to arbitration, said arbitration to held in accordance with the then prevailing rules of the American Arbitration Association. Said arbitration shall be final and binding on the parties, and shall be held in Fairfield County, Connecticut. Sub-Sublandlord and Sub-Subtenant shall each pay one-half of the costs and expenses of said arbitration.

     (d) In the event the Commencement Date has not occurred for any reason not caused by Sub-Subtenant (including, without limitation, any reasons due to so-called "force majeure" conditions) by the date which is forty-five (45) days after the date of this Sub-Sublease, and this Sub-Sublease has not been theretofore canceled pursuant to Section 16 of this Sub-Sublease, either party shall have the right to cancel this Sub-sublease, without liability, by written notice to the other, in which case Sub-Sublandlord shall promptly return to Sub-Subtenant any prepaid rent and the Security Deposit.

     SECTION 18. COUNTERPARTS. This Sub-Sublease may be executed in counterparts.

     SECTION 19.  RIDER.  See Rider attached hereto and made a part hereof.

     IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have hereunto caused this Sub-Sublease to be duly executed as of the date first set forth above.


WITNESSES                          SUB-SUBLANDLORD:
                                   Risk Capital Reinsurance Company


/s/ Louis Petrillo                 By: /s/ Peter A. Appel
----------------------------          ---------------------------
                                      Peter A. Appel
/s/ Charlene Heffernan                Managing Director, General Counsel and
----------------------------          Secretary




                                   SUB-SUBTENANT:
                                   Bank of Ireland Asset Management (U.S.)
                                   Limited

/s/ J.B. Mills                     By: /s/ Rosemary Mahon
----------------------------          ---------------------------
                                      Rosemary Mahon
                                      Sr. Vice President
/s/ Frances S. Weinberg
----------------------------

                           SUB-SUBLEASE AMENDMENT AGREEMENT



     AGREEMENT made as of this 9th day of January, 1998, by and between RISK CAPITAL REINSURANCE COMPANY, a Nebraska corporation, having a place of business at 20 Horseneck Lane, Greenwich, Connecticut ("Sub-Sublandlord"), and BANK OF IRELAND ASSET MANAGEMENT (US) LIMITED, an Ireland corporation, having a place of business at 20 Horseneck Lane, Greenwich, Connecticut ("Sub-Subtenant"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sublease.


                                 W I T N E S S E T H

     WHEREAS, The Coca-Cola Bottling Company of New York, Inc. (the "Prime Tenant") entered into a Lease with Horseneck Associates (the "Over Landlord"), dated as of April 8, 1982 (the "Over Lease"), for the lease of the land and Building (as defined in the Over Lease) commonly known as 20 Horseneck Lane, Greenwich, Connecticut (the "Demised Premises"); and

     WHEREAS, Prime Tenant and Sub-Sublandlord entered into a Sublease, dated as of March 18, 1996 (the "Sublease"), for the lease of the entire Demised Premises; and

     WHEREAS, Sub-Sublandlord entered into a Sub-Sublease with Sub-Subtenant, dated as of April 30, 1997 (the "Sub-Sublease"), for a portion of the Demised Premises; and

     WHEREAS, Sub-Sublandlord and Sub-Subtenant desire to modify and amend the Sub-Sublease as hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants herein contained, in consideration of the sum of ONE ($1.00) DOLLAR and other consideration, and the provisions herein contained, the parties hereby stipulate and agree as follows:

     1. That the third sentence of Section 3(a) of the Sub-Sublease is deleted and the following is substituted therefor:

          "Further, Sub-Sublandlord and Sub-Subtenant agree that for purposes of this Agreement, Operating Expense Base shall be the period September 1, 1997 through August 31, 1998, and Operating Year shall mean each twelve (12) month period following the Operating Expense Base, commencing September 1st and ending August 31st and the final period commencing the September 1st immediately preceding the Expiration Date and ending on the Expiration Date."

     INTENDING HEREBY to modify and amend the Sub-Sublease in accordance with the foregoing, but not to alter or amend the terms and conditions thereof in any other particular, all such other terms and conditions being hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above written.

Signed, Sealed and Delivered
in the presence of:

                                        RISK CAPITAL REINSURANCE COMPANY


/s/ Lisa Morrissey                      By: /s/ Charlene A. Heffernan
---------------------------------          --------------------------------
                                           Name: Charlene A. Heffernan
                                           Title:  Vice President, Operations


                                        BANK OF IRELAND ASSET
                                           MANAGEMENT (US) LIMITED


/s/ Cathy R. Graves                     By: /s/ Denis Curran
---------------------------------          --------------------------------
                                           Name: Denis Curran
                                           Title: President

STATE OF CONNECTICUT)
                        ) ss:
COUNTY OF FAIRFIELD    )

     Personally appeared Charlene A. Heffernan, who acknowledged himself/herself to be the Vice President, Operations of RISK CAPITAL REINSURANCE COMPANY, and that, being authorized so to do, he/she executed the foregoing instrument on behalf of the corporation for the purposes therein contained by signing the name of the corporation by himself/herself as a duly authorized officer, this 9th day of January, 1998.

                                   /s/ Lisa M. Chardain
                                   ---------------------------------------
                                   Notary Public
                                   Commissioner of the Superior Court


STATE OF CONNECTICUT)
                    ) ss:
COUNTY OF FAIRFIELD )

     Personally appeared Denis Curran, who acknowledged himself/herself to be the President of BANK OF IRELAND ASSET MANAGEMENT (US) LIMITED, and that, being authorized so to do, he/she executed the foregoing instrument on behalf of the corporation for the purposes therein contained by signing the name of the corporation by himself/herself as a duly authorized officer, this 5th day of January, 1998.

                                   /s/ Cathy R. Graves
                                   ---------------------------------------
                                   Notary Public
                                   Commissioner of the Superior Court